FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Fourth Amendment to Loan and Security Agreement (this "Amendment") is entered into as of December 29, 2023, by and between City National Bank ("Bank") and Backblaze, Inc. ("Borrower").

RECITALS

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of October 21, 2021 (as amended from time to time, the "Loan Agreement").

B.Borrower has requested that Bank amend the Loan Agreement, and Bank has agreed to do so.

AGREEMENT

Now, THEREFORE, the parties agree as follows:

1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.Amendments to Loan Agreement.

2.1    Section 1.1 (Definitions).

(a)    The following defined term is added to the Agreement, as follows: "Fourth Amendment Date" means December 29, 2023.

(b)    The following defined terms are amended and restated, as follows:
"Revolving Line" means Twenty Million Dollars ($20,000,000).
"Revolving Maturity Date" means December 29, 2025.

2.2    Section 2.4 (Interest Rates). The first sentence of Section 2.4(a) is amended and restated to read as follows:

"Except as set forth in Section 2.4(b), Advances consisting of Average SOFR Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to Average SOFR plus two and three quarters percent (2.75%)."

2.3    Section 2.8 (Anniversary Fee). Section 2.8(b) is amended and restated to read as follows:

"On the Fourth Amendment Date, and on each anniversary thereof, a fee equal to one half of one percent (0.5%) of the Revolving Line."

2.4    Section 2.8 (Unused Fee). Section 2.8(c) is amended and restated to read as follows:

"Within ten days of the last day of each quarter, a fee equal to three tenths of one percent (0.3%) of the difference between the Revolving Line and the average daily balance of the Advances outstanding during such quarter."

2.5    Section 6.9 (Accounts). Section 6.9 is amended and restated to read as follows:

"6.9 Accounts. Borrower shall maintain and cause each of its Subsidiaries to maintain all of its depository, operating, and investment accounts with Bank or its Affiliates. For each account that Borrower maintains outside of Bank or its Affiliates, Borrower shall cause the applicable bank or financial institution at or with which any such account is maintained to execute and deliver an account control agreement or other appropriate instrument in form and substance satisfactory to Bank; provided however, that Netherlands Subsidiary may maintain account(s) in the Netherlands and shall not be required to execute and deliver account control agreements with respect to such account(s)."

3.Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

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3.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

3.2     Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

3.3    The organizational documents of Borrower most recently delivered to Bank remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

3.4     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

3.5     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

3.6     The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

3.7     This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights.

4.Ratification of Perfection Certificate. Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of October 21, 2021, and acknowledges, confirms and agrees that the disclosures and information Borrower provided to Bank in such Perfection Certificate have not changed (other than as set forth in written notices to Bank), as of the date hereof.

5.Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto.

8.Post-Closing Obligations. Within fifteen (15) days of the Fourth Amendment Date, Borrower shall pay Bank (i) an amount equal to $66,667, which constitutes the anniversary fee owing pursuant to Section 2.3 hereof, minus any amounts paid by Borrower to Bank for such fee prior to the Fourth Amendment Date, plus (ii) an amount equal to the Bank Expenses incurred in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

Bank	Borrower
City National Bank	Backblaze, Inc.

By: /s/ Alan Jepsen	By: /s/ Frank Patchel
Name: Alan Jepsen	Name: Frank Patchel
Title: SVP	Title: Chief Financial Officer

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